Business Wire

January 26, 2005 05:52 PM US Eastern Timezone

CORRECTING and REPLACING Interchange Financial Services Corporation Reports 4th Quarter and Full Year Increase in Net
Income of 21% and 11%


CORRECTION...

SADDLE BROOK, N.J.--(BUSINESS WIRE)--Jan. 26, 2005--Insert after third line in first financial table, Consolidated Balance Sheets:
Securities                                 388,729     452,060  (14.0)


The corrected release reads:

INTERCHANGE FINANCIAL SERVICES CORPORATION REPORTS 4TH QUARTER AND FULL YEAR INCREASE IN NET INCOME OF 21% AND 11%

Interchange Financial Services Corporation (NASDAQ:IFCJ)

Highlights:

-- Record earnings of $18.2 million for full year 2004

-- Commercial Loans grow $103 million and 20% for the year

-- 4th quarter income and diluted earnings per share increase 21% from 2003

Interchange Financial Services Corporation (the "Company") (NASDAQ:IFCJ), holding company of Bergen County's fast growing community bank, Interchange Bank (the "Bank"), today reported earnings for the fourth quarter and full year. The fourth quarter net income totaled $5.2 million, or $0.40 per diluted share, compared with $4.3 million, or $0.33 per diluted share, earned during the fourth quarter of 2003. These results reflect an increase of 21% for the fourth quarter of 2004 as compared to the same period in 2003. In addition, the Company declared a 3-for-2 stock split on January 18, 2005 for shareholders of record on February 2, 2005, earnings per share has not been adjusted for the split.

Interchange's fourth quarter net income for 2004 produced annualized returns on average assets and average equity of 1.42% and 14.00%, respectively, compared to 1.26% and 12.16% for 2003.

For the full year, Interchange's net income was $18.2 million, an increase of 11.3% as compared with $16.4 million earned in 2003. Diluted earnings per share for 2004 totaled $1.40 compared to $1.36 for 2003.

Anthony Abbate, president and chief executive officer, stated, "Interchange Bank's 2004 results are outstanding. We achieved record earnings for 2004 as a result of our continued emphasis on commercial relationships which produced commercial loan growth of $103 million and 20%. Our investments over the last year in technology and human capital provide us with the platform to continue significant loan growth for the upcoming year."

Commenting further on the Company's performance, Mr. Abbate stated, "As a result of Interchange's ability to execute key strategic initiatives, our compounded annual total return to shareholders over a three, five and ten-year period of 119.96%, 173.12% and 728.18% significantly outperformed that of the NASDAQ bank index of 61.66%, 114.40% and 477.60%."

Interchange's financial results for 2003 include eight months of Bridge View Bancorp's ("Bridge View") operations beginning April 30, 2003, the acquisition date. At that time, Bridge View had total assets of approximately $291 million, $184 million of loans and $259 million of deposits.

The Company declared a pre-split quarterly cash dividend of $0.135 per common share, for the first quarter of 2005. This dividend represents $0.54 per share on an annualized basis and is an increase of 8% over the prior year.

Net Interest Income

For the fourth quarter of 2004, net interest income, on a taxable equivalent basis, increased $1.2 million, or 9.3%, from the same period in 2003. For the full year, net interest income on a taxable equivalent basis, increased $6.2 million, or 13.1%, from the same period in 2003. The growth in net interest income for the quarter and full year as compared to 2003 was attributed to an increase in average interest earning assets of $104 million and $182 million, which was largely due to growth in loans of $153 million and $143 million, respectively. For the quarter the loan growth was funded by deposit growth of $64.7 million and a decline in the investment portfolio of $54.6 million which was due to normal amortization, maturities and sales. Net interest margin expanded to 4.10% from 4.07% for the fourth quarter, while for the full year the margin was 4.16% for 2004 as compared to 4.29% for 2003.

Non-Interest Income

For the fourth quarter and full year ending December 31, 2004, non-interest income was $3.4 million and $11.5 million, respectively, as compared to $2.8 million and $10.6 million for the same periods in 2003, which represented increases of 19.6% and 7.6%, respectively. During the fourth quarter we experienced growth in net gains on sales of loans and leases primarily through our SBA lending area, loan fees and service charges, as compared to the same period in the prior year. Increases in loan fees and service charges, net gains on sales of securities and deposit service charges contributed to our non-interest income growth for 2004. The growth in these items was offset in part by a decline in Bank Owned Life Insurance income.

Non-Interest Expense

Non-interest expense for the quarter amounted to $9.0 million, an increase of $769 thousand or 9.3% as compared to the same quarter in 2003. For the full year, non-interest expense amounted to $36.0 million, an increase of $4.8 million, or 15.3%, as compared to the same period last year. The increase for each reporting period was due largely to additional salary and benefit expense. The increase in salary and benefits expense for the full year was primarily a result of the inclusion of operating expenses for the 11 Bridge View branches for the full year in 2004, versus only eight months in 2003. For the fourth quarter, the rise in salary and benefit costs was primarily due to additional personnel in our commercial lending and credit areas and normal increases in salaries and benefits.

Total Loans

At December 31, 2004, total loans were approximately $934.2 million, an increase of $137.6 million, or 17.3%, as compared to December 31, 2003. Growth occurred in both the commercial (excluding leases) and consumer portfolios, which increased $103.0 million and $39.6 million, respectively. The Company's non-performing assets were $9.3 million and $8.8 million at

December 31, 2004 and 2003, respectively. Non-performing assets represented 0.99% and 1.10%, of the total loans and foreclosed and repossessed assets outstanding at the end of the respective periods. The Allowance for Loan and Lease Losses totaled $9.8 million at December 31, 2004, and represented 107.3% of non-performing loans and leases and 1.05% of total loans and leases as compared to 112.5% and 1.21% at December 31, 2003.

Post-Earnings Conference Call

The Bank will hold a conference call on Thursday, January 27, 2005, at 10 a.m. (Eastern Time) to discuss its 2004 fourth quarter and fiscal year financial results. This Webcast can be accessed through the Bank's Website, www.interchangebank.com, on the investor relations page, as well as at www.fulldisclosure.com. The replay will begin shortly after the completion of the live call and will be available for approximately two weeks.

About Interchange Bank

Headquartered in Saddle Brook, NJ, Interchange Bank is one of Bergen County's largest independent commercial banks and a wholly owned subsidiary of Interchange Financial Services Corporation (NASDAQ:IFCJ). A thought leader in the industry, the Bank was among the first to implement a broad range of innovative services, including 24-hour, 7-day-a-week online banking and bill paying services, online stock trading, and the ability to apply for a loan online with an instant credit decision. Mutual funds and annuities are offered by ICBA Financial Services, through the Bank's investment department. With $1.5 billion in assets and 29 branches, the Bank focuses its efforts on the local communities from which it derives deposits and generates loans. Through Interchange Bank's subsidiary, Interchange Capital Company, L.L.C., cost effective equipment leasing solutions are available to small and middle market companies. For additional information, please visit the company's Web site at www.interchangebank.com.

In addition to discussing historical information, certain statements included in or incorporated into this report relate to the financial condition, results of operations and business of the Company which are not historical facts, but which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, the words "anticipate," "believe," "estimate," "expect," "will" and other similar expressions are generally intended to identify such forward-looking statements. Such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act, and we are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements include, but are not limited to, statements about the operations of the Company, the adequacy of the Company's allowance for losses associated with the loan portfolio, the prospects of continued loan and deposit growth, and improved credit quality. The forward-looking statements in this report involve certain estimates or assumptions, known and unknown risks and uncertainties, many of which are beyond the control of the Company, and reflect what we currently anticipate will happen in each case. What actually happens could differ materially from what we currently anticipate will happen due to a variety of factors, including, among others risks detailed in reports filed by the Company with the Securities and Exchange Commission. Readers should not place undue expectations on any forward-looking statements. We are not promising to make any public announcement when we consider forward-looking statements in this document to be no longer accurate, whether as a result of new information, what actually happens in the future or for any other reason.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
                                          Dec. 31,    Dec. 31,
                                           2004         2003    Change
                                         ----------  ---------- ------
                                        (unaudited)
                Assets
Cash and due from banks                 $   33,108  $   31,423    5.4%
Interest earning deposits                        2          12  (83.3)
Federal funds sold                               -           -      -

Securities                                 388,729     452,060  (14.0)

Loans and leases
    Commercial                             613,533     510,579   20.2
    Lease Financing                         23,535      28,440  (17.2)
    Consumer                               297,113     257,562   15.4
                                         ----------  ---------- ------
                                           934,181     796,581   17.3
Allowance for loan and lease losses         -9,797      -9,641    1.6
                                         ----------  ---------- ------
Net loans                                  924,384     786,940   17.5

Premises and equipment, net                 17,713      20,343  (12.9)
Foreclosed real estate and other
 repossesed assets                             156         230  (32.2)
Bank Owned Life Insurance                   25,847      21,853   18.3
Goodwill and other intangible assets        59,612      60,089   (0.8)
Accrued interest receivable and other
 assets                                     14,590      12,922   12.9
                                         ----------  ---------- ------
     Total assets                       $1,464,141  $1,385,872    5.6
                                         ==========  ========== ======

              Liabilities
Deposits                                $1,246,138  $1,156,798    7.7
Borrowings                                  59,001      72,109  (18.2)
Accrued interest payable and other
 liabilities                                 8,847      13,772  (35.8)
                                         ----------  ---------- ------
     Total liabilities                   1,313,986   1,242,679    5.7
                                         ----------  ---------- ------

Total stockholders' equity                 150,155     143,193    4.9
                                         ----------  ---------- ------
     Total liabilities and
      stockholders' equity              $1,464,141  $1,385,872    5.6
                                         ==========  ========== ======

CONSOLIDATED INCOME STATEMENTS
(dollars in thousands)
                                             Three Months Ended
                                                December 31,
                                       -------------------------------
                                          2004         2003     Change
                                       -----------  ---------- -------
                                       (unaudited) (unaudited)
Interest income:
Interest and fees on loans                $14,464     $12,612    14.7%
Interest on federal funds sold                 81          23   252.2
Interest on interest earning deposits           -           4  (100.0)

Interest and dividends on securities:
  Taxable interest income                   2,679       2,729    (1.8)
  Interest income exempt from federal
   income taxes                               313         260    20.4
  Dividends                                    18          22   (18.2)
                                       -----------  ---------- -------
  Total interest income                    17,555      15,650    12.2
                                       -----------  ---------- -------

Interest expense:
Interest on deposits                        3,718       3,134    18.6
Interest on borrowings                        321         169    89.9
                                       -----------  ---------- -------
  Total interest expense                    4,039       3,303    22.3
                                       -----------  ---------- -------

Net interest income                        13,516      12,347     9.5
Provision for loan and lease losses           225         535   (57.9)
                                       -----------  ---------- -------
Net interest income after provision
 for loan & lease losses                   13,291      11,812    12.5
                                       -----------  ---------- -------

Non-interest income:
Service fees on deposit accounts              975         924     5.5
Net gain on sale of securities                462         272    69.9
Other                                       1,936       1,624    19.2
                                       -----------  ---------- -------
  Total non-interest income                 3,373       2,820    19.6
                                       -----------  ---------- -------

Non-interest expense:
Salaries and benefits                       4,922       4,466    10.2
Net occupancy                               1,306       1,272     2.7
Furniture and equipment                       322         348    (7.5)
Advertising and promotion                     247         274    (9.9)
Other                                       2,229       1,897    17.5
                                       -----------  ---------- -------
  Total non-interest expense                9,026       8,257     9.3
                                       -----------  ---------- -------

Income before  income taxes                 7,638       6,375    19.8
Income taxes                                2,426       2,064    17.5
                                       -----------  ---------- -------
  Net income                              $ 5,212     $ 4,311    20.9
                                       ===========  ========== =======

Basic earnings per common share           $  0.41     $  0.34    20.6
Diluted earnings per common share         $  0.40     $  0.33    21.2

Basic earnings per common share (1)       $  0.27     $  0.22    22.7
Diluted earnings per common share (1)     $  0.27     $  0.22    22.7

(1) Adjusted for 3 for 2 stock split declared on January 18, 2005 payable on February 18, 2005

(dollars in thousands)                           Year Ended
                                                December 31,
                                        ------------------------------
                                           2004        2003     Change
                                        ----------  ---------- -------
                                       (unaudited) (unaudited)
Interest income:
Interest and fees on loans             $   54,173  $   48,982    10.6%
Interest on federal funds sold                151         276   (45.3)
Interest on interest earning deposits           -          61  (100.0)

Interest and dividends on securities:
  Taxable interest income                  10,520       9,847     6.8
  Interest income exempt
   from federal income taxes                1,164         914    27.4
  Dividends                                    92         187   (50.8)
                                        ----------  ---------- -------
  Total interest income                    66,100      60,267     9.7
                                        ----------  ---------- -------

Interest expense:
Interest on deposits                       12,390      13,161    (5.9)
Interest on borrowings                      1,264         713    77.3
                                        ----------  ---------- -------
  Total interest expense                   13,654      13,874    (1.6)
                                        ----------  ---------- -------

Net interest income                        52,446      46,393    13.0
Provision for loan and lease losses         1,200       1,815   (33.9)
                                        ----------  ---------- -------
Net interest income after provision
 for loan & lease losses                   51,246      44,578    15.0
                                        ----------  ---------- -------

Non-interest income:
Service fees on deposit accounts            3,753       3,485     7.7
Net gain on sale of securities              1,444         793    82.1
Other                                       6,260       6,367    (1.7)
                                        ----------  ---------- -------
  Total non-interest income                11,457      10,645     7.6
                                        ----------  ---------- -------

Non-interest expense:
Salaries and benefits                      19,463      16,994    14.5
Net occupancy                               5,283       4,577    15.4
Furniture and equipment                     1,309       1,327    (1.4)
Advertising and promotion                   1,456       1,412     3.1
Other                                       8,497       6,929    22.6
                                        ----------  ---------- -------
  Total non-interest expense               36,008      31,239    15.3
                                        ----------  ---------- -------

Income before  income taxes                26,695      23,984    11.3
Income taxes                                8,481       7,618    11.3
                                        ----------  ---------- -------
  Net income                           $   18,214  $   16,366    11.3
                                        ==========  ========== =======

Basic earnings per common share        $     1.43  $     1.39     2.9
Diluted earnings per common share      $     1.40  $     1.36     2.9

Basic earnings per common share (1)    $     0.95  $     0.92     3.3
Diluted earnings per common share (1)  $     0.94  $     0.91     3.3


(1) Adjusted for 3 for 2 stock split declared on January 18, 2005 payable on February 18, 2005

Analysis of Net Interest Income
for the quarter ended December 31,
(dollars in thousands)                                2004
                                           ---------------------------
(unaudited)                                 Average            Average
                                            Balance   Interest  Rate
                                           ---------- -------- -------
                 Assets
Interest earning assets:
Loans (1)                                 $  933,037  $14,493    6.21%
Taxable securities (4)                       345,308    2,697    3.12
Tax-exempt securities (2) (4)                 36,875      428    4.64
Interest earning deposits                          2        -       -
Federal funds sold                            16,989       81    1.91
                                           ----------  ------- -------
  Total interest-earning assets            1,332,211   17,699    5.31
                                                       -------

Non-interest earning assets:
Cash and due from banks                       36,008
Allowance for loan and lease losses           (9,878)
Other assets                                 113,412
                                           ----------
  Total assets                            $1,471,753
                                           ==========

  Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                 $1,024,589    3,718    1.45
Borrowings                                    50,553      321    2.54
                                           ----------  ------- -------
  Total interest-bearing liabilities       1,075,142    4,039    1.50
                                                       -------

Non-interest bearing liabilities
Demand deposits                              237,258
Other liabilities                             10,456
                                           ----------
  Total liabilities (3)                    1,322,856
Stockholders' equity                         148,896
                                           ----------
  Total liabilities and stockholders'
   equity                                 $1,471,752
                                           ==========

Net interest income (tax-equivalent
 basis)                                                13,660    3.81
Tax-equivalent basis adjustment                          (144)
                                                       -------
     Net interest income                              $13,516
                                                       =======

Net interest income as a percent of
 interest-earning assets
 (tax-equivalent basis)                                          4.10%


(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.

(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.

(3) All deposits are in domestic bank offices.

(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.

Analysis of Net Interest Income
for the quarter ended December 31,
(dollars in thousands)                                2003
                                           ---------------------------
(unaudited)                                 Average            Average
                                            Balance   Interest   Rate
                                           ---------- -------- -------
                 Assets
Interest earning assets:
Loans (1)                                 $  780,326  $12,653    6.49%
Taxable securities (4)                       404,426    2,751    2.72
Tax-exempt securities (2) (4)                 32,320      371    4.59
Interest earning deposits                      1,012        4    1.58
Federal funds sold                            10,047       23    0.92
                                           ----------  ------- -------
  Total interest-earning assets            1,228,131   15,802    5.15
                                                       -------

Non-interest earning assets:
Cash and due from banks                       34,576
Allowance for loan and lease losses           (9,495)
Other assets                                 120,395
                                           ----------
  Total assets                            $1,373,607
                                           ==========

  Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                 $  959,890    3,134    1.31
Borrowings                                    32,732      169    2.07
                                           ----------  ------- -------
  Total interest-bearing liabilities         992,622    3,303    1.33
                                                       -------

Non-interest bearing liabilities
Demand deposits                              223,367
Other liabilities                             15,807
                                           ----------
  Total liabilities (3)                    1,231,796
Stockholders' equity                         141,811
                                           ----------
  Total liabilities and stockholders'
   equity                                 $1,373,607
                                           ==========

Net interest income (tax-equivalent
 basis)                                                12,499    3.82
Tax-equivalent basis adjustment                          (152)
                                                       -------
     Net interest income                               12,347
                                                       =======

Net interest income as a percent of
 interest-earning assets
 (tax-equivalent basis)                                          4.07%


(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.

(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.

(3) All deposits are in domestic bank offices.

(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.

Analysis of Net Interest Income
for the year ended December 31,
(dollars in thousands)                                2004
                                           ---------------------------
(unaudited)                                 Average            Average
                                            Balance   Interest   Rate
                                           ---------- -------- -------
                 Assets
Interest earning assets
Loans (1)                                 $  872,322  $54,314    6.23%
Taxable securities (4)                       357,641   10,613    2.97
Tax-exempt securities (2) (4)                 35,438    1,666    4.70
Interest earning deposits                          8        -       -
Federal funds sold                            10,325      151    1.46
                                           ----------  -------
  Total interest-earning assets            1,275,734   66,744    5.23
                                                       -------

Non-interest earning assets
Cash and due from banks                       36,181
Allowance for loan and lease losses           (9,829)
Other assets                                 114,525
                                           ----------
  Total assets                            $1,416,611
                                           ==========

  Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                 $  968,549   12,391    1.28
Borrowings                                    57,943    1,264    2.18
                                           ----------  -------
  Total interest-bearing liabilities       1,026,492   13,655    1.33
                                                       -------

Non-interest bearing liabilities
Demand deposits                              232,513
Other liabilities                             12,393
                                           ----------
  Total liabilities (3)                    1,271,398
Stockholders' equity                         145,213
                                           ----------
  Total liabilities and stockholders'
   equity                                 $1,416,611
                                           ==========

Net interest income (tax-equivalent
 basis)                                                53,089    3.90
Tax-equivalent basis adjustment                          (643)
                                                       -------
  Net interest income                                 $52,446
                                                       =======

Net interest income as a percent of
 interest-earning assets
 (tax-equivalent basis)                                          4.16%

(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.

(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.

(3) All deposits are in domestic bank offices.

(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.

Analysis of Net Interest Income
for the year ended December 31,
(dollars in thousands)                                2003
                                           ---------------------------
(unaudited)                                 Average            Average
                                            Balance   Interest   Rate
                                          ----------- -------- -------
                 Assets
Interest earning assets
Loans (1)                                 $  729,581  $49,142    6.74%
Taxable securities (4)                       304,418   10,034    3.30
Tax-exempt securities (2) (4)                 27,737    1,287    4.64
Interest earning deposits                      5,810       61    1.05
Federal funds sold                            25,827      276    1.07
                                           ----------  -------
  Total interest-earning assets            1,093,373   60,800    5.56
                                                       -------

Non-interest earning assets
Cash and due from banks                       34,316
Allowance for loan and lease losses           (8,762)
Other assets                                  96,646
                                           ----------
  Total assets                             1,215,573
                                           ==========

  Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                 $  867,917   13,161    1.52
Borrowings                                    27,875      713    2.56
                                           ----------  -------
  Total interest-bearing liabilities      $  895,792   13,874    1.55
                                                       -------

Non-interest bearing liabilities
Demand deposits                              183,451
Other liabilities                             15,434
                                           ----------
  Total liabilities (3)                    1,094,677
Stockholders' equity                         120,896
                                           ----------
  Total liabilities and stockholders'
   equity                                  1,215,573
                                           ==========

Net interest income (tax-equivalent
 basis)                                                46,926    4.01
Tax-equivalent basis adjustment                          (533)
                                                       -------
  Net interest income                                  46,393
                                                       =======

Net interest income as a percent of
 interest-earning assets
 (tax-equivalent basis)                                          4.29%


(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.

(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.

(3) All deposits are in domestic bank offices.

(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.

STATEMENT OF CONDITION - SELECTED DATA (Period Ending)

                                               3                  12
                     Dec. 31,    Sept. 30,   month    Dec. 31,   month
                       2004         2004     Change      2003   Change
                     ----------  ---------- -------  ---------- ------
                    (unaudited) (unaudited)          (unaudited)

Loans               $  934,181  $  927,154     0.8% $  796,581   17.3%
Securities             388,729     372,757     4.3     452,060  (14.0)
Earning assets       1,322,912   1,317,213     0.4   1,248,653    5.9
Total Assets         1,464,141   1,461,234     0.2   1,385,873    5.6
Deposits             1,246,138   1,245,314     0.1   1,156,798    7.7
Borrowings              59,001      53,756     9.8      72,109  (18.2)
Shareholders'
 equity                150,155     147,777     1.6     143,193    4.9

Leverage ratio            6.49%       6.43%               6.24%
Risk weighted
 ratios:
   Tier 1                 9.36        9.07                9.34
   Total                 10.35       10.09               10.46

Asset quality
                                      Quarter ended
                    --------------------------------------------------
Net charge offs     $      225  $      291  (22.7)% $      249  (9.6)%
Loan loss allowance     (9,797)     (9,797)      -      (9,641)   1.6

Nonperforming loans $    9,132  $    9,373    (2.6) $    8,570    6.6
Restructured Loans           -           -       -           -      -
Foreclosed real
 estate & other
 repossessed assets        156         246   (36.6)        230  (32.2)
                     ----------  ---------- -------  ---------- ------
   Total
    Nonperforming
    assets ("NPA")  $    9,288  $    9,619    (3.4) $    8,800    5.5
                     ==========  ========== =======  ========== ======

Ratio's
-------
Net charge offs as
 % of average loans
 (annualized)             0.10%       0.13%               0.13%
Loan loss allowance
 as % of period-end
 loans                    1.05        1.06                1.21
Loan loss allowance
 as % of
 nonperforming
 loans                   107.3       104.5               112.5
NPA's as a percent
 of loans +
 foreclosed assets        0.99        1.04                1.10

                                   Year Ended
                     ------------------------------
                                               12
                      Dec. 31,    Dec. 31,    month
                         2004       2003     Change
                     ----------  ---------- -------
Net charge offs          1,044  $    1,310   -$266
Net charge offs as
 % of average loans       0.12%       0.18% (0.06)%

PROFITABILITY
(dollars in thousands,
 except per share data)
                                       Quarter ended
                     -------------------------------------------------
                                               3                 12
                       Dec. 31,   Sept. 30,  month    Dec. 31,  month
                         2004       2004     Change    2003     Change
                     ----------- ----------- ------ ----------- ------
                     (unaudited) (unaudited)         (unaudited)
Net interest income
 (taxable
 equivalent)            $13,660     $13,637    0.2%    $12,499    9.3%
Provision for loan
 and lease losses           225         300  (25.0)        535  (57.9)
Net gain on sale of
 securities                 462         163  183.4         272   69.9
Non-interest income,
 excluding net gain
 on sale of
 securities               2,911       2,714    7.3       2,548   14.2
Non-interest expense      9,026       9,267   (2.6)      8,257    9.3
Net income              $ 5,212     $ 4,661   11.8     $ 4,311   20.9

Basic earnings per
 common share           $  0.41     $  0.37   10.8%    $  0.34   20.6%
Diluted earnings per
 common share              0.40        0.36   11.1        0.33   21.2
Dividends declared
 per common share         0.125       0.125      -       0.110   13.6
Book value per
 common share - end
 of period              $ 11.78     $ 11.59    1.6     $ 11.18    5.4

Shares outstanding -
 end of period           12,747      12,746    0.0      12,810   (0.5)
Weighted average
 shares outstanding
   Basic                 12,749      12,744    0.0      12,804   (0.4)
   Diluted               12,983      12,976    0.1      13,043   (0.5)

Return on average
 assets                    1.42%       1.31%              1.26%
Return on average
 equity                   14.00       12.90              12.16
Net interest margin        4.10        4.24               4.07

Basic earnings per
 common share (1)       $  0.27     $  0.24   12.5%    $  0.22   22.7%
Diluted earnings per
 common share (1)          0.27        0.24   12.5        0.22   22.7
Dividends declared
 per common share
 (1)                      0.083       0.083      -       0.073   13.7
Book value per
 common share - end
 of period (1)          $  7.85     $  7.73    1.6     $  7.45    5.4

Shares outstanding -
 end of period (1)       19,121      19,119    0.0      19,215   (0.5)
Weighted average
 shares outstanding
 (1)
   Basic (1)             19,124      19,116    0.0      19,206   (0.4)
   Diluted (1)           19,475      19,464    0.1      19,565   (0.5)

(1) Adjusted for 3 for 2 stock split declared on January 18, 2005 payable on February 18, 2005

PROFITABILITY
(dollars in thousands,
 except per share data)
                                                   Year Ended
                                        ------------------------------
                                                                 12
                                         Dec. 31,    Dec. 31,   month
                                           2004        2003     Change
                                        ----------- ----------- ------
                                        (unaudited) (unaudited)
Net interest income (taxable
 equivalent)                               $53,089     $46,926   13.1%
Provision for loan and lease losses          1,200       1,815  (33.9)
Net gain on sale of securities               1,444         793   82.1
Non-interest income, excluding net gain
 on sale of securities                      10,013       9,852    1.6
Non-interest expenses                       36,008      31,239   15.3
Net income                                 $18,214     $16,366   11.3

Basic earnings per common share            $  1.43     $  1.39    2.9%
Diluted earnings per common share &
 share equivalents                            1.40        1.36    2.9
Dividends declared per common share          0.500       0.440   13.6
Book value per common share - end of
 period                                    $ 11.78     $ 11.18    5.4

Shares outstanding - end of period          12,747      12,810   (0.5)
Weighted average shares outstanding
   Basic                                    12,751      11,816    7.9
   Diluted                                  12,983      11,991    8.3

Return on average assets                      1.29%       1.35%
Return on average equity                     12.54       13.54
Net interest margin                           4.16        4.29

Basic earnings per common share (1)        $  0.95     $  0.92    3.3%
Diluted earnings per common share &
 share equivalents (1)                        0.94        0.91    3.3
Dividends declared per common share (1)      0.333       0.293   13.7
Book value per common share - end of
 period (1)                                $  7.85     $  7.45    5.4

Shares outstanding - end of period (1)      19,121      19,215   (0.5)
Weighted average shares outstanding (1)
   Basic (1)                                19,127      17,724    7.9
   Diluted (1)                              19,475      17,987    8.3

(1) Adjusted for 3 for 2 stock split declared on January 18, 2005 payable on February 18, 2005


Contacts:
Interchange Financial Services Corp., Saddle Brook
Charles T. Field, 201-703-2265
or
Media Contact:
Keating & Co.
Vicki Banner, 973-966-1100